UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 28, 2010

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 28, 2010, Mueller Water Products, Inc. (the “Company”) notified the New York Stock Exchange (the “NYSE”) that the Company had become aware that Joseph B. Leonard, who had served on the audit and nominating and corporate governance committees of the Company, no longer qualified as an independent director, as defined in Section 303A.02 of the NYSE Listed Company Manual (the “Corporate Governance Standards”). Specifically, the Company notified the NYSE that, on May 25, 2010, the Company became aware that Mr. Leonard had recently been appointed as the interim chief executive officer of a supplier of the Company that had received amounts exceeding those set forth in Section 303A.02(b)(v) of the Corporate Governance Standards in fiscal years 2007 and 2008.

Mr. Leonard resigned from the audit and nominating and corporate governance committees of the Company immediately upon being notified of these facts. At all times the Company’s audit committee has consisted of at least three members who satisfy the requirements set out in Section 303A.02 of the Corporate Governance Standards and the Company’s nominating and corporate governance committee has consisted of at least four members who satisfy those requirements.

In connection with its notification to the NYSE, the Company affirmed that it is currently in full compliance with Section 303A of the Corporate Governance Standards, and that the audit and nominating and corporate governance committees of the Company consist solely of independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2010	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President and General Counsel

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